Exhibit 4.4

JOINDER AGREEMENT TO EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

February 9, 2016

Reference is hereby made to the Exchange and Registration Rights Agreement, dated as of February 9, 2016 (the “Registration Rights Agreement”), by and among EIG INVESTORS CORP. (the “Issuer”), the guarantors listed in Part A of Schedule II to the Purchase Agreement (as defined in the Registration Rights Agreement) and GOLDMAN, SACHS & CO., CREDIT SUISSE SECURITIES (USA) LLC and JEFFERIES LLC, as the representatives of the several Initial Purchasers. Unless otherwise defined herein, terms defined in the Registration Rights Agreement and used herein shall have the meanings given to them in the Registration Rights Agreement.

1. Joinder of the Guarantor. Each other signatory hereto (each, a “Guarantor”), hereby agrees to become bound by the terms, conditions and other provisions of the Registration Rights Agreement with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named as “Guarantor” therein and as if such Guarantor executed the Registration Rights Agreement on the date thereof.

2. Governing Law. This Registration Rights Agreement Joinder, and any claim, controversy or dispute arising under or related to this Registration Rights Agreement Joinder, shall be governed by and construed in accordance with the laws of the State of New York.

3. Counterparts. This agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

4. Amendments. No amendment or waiver of any provision of this Registration Rights Agreement Joinder, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

5. Headings. The headings in this Registration Rights Agreement Joinder are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CONSTANT CONTACT, INC. CARDSTAR, INC. SINGLEPLATFORM, LLC

By:	/s/ Hari Ravichandran
	Name:	Hari Ravichandran
	Title:	Chief Executive Officer and President

CARDSTAR PUBLISHING, LLC
By:	CARDSTAR, INC., its sole member

By:	/s/ Hari Ravichandran
	Name:	Hari Ravichandran
	Title:	Chief Executive Officer and President

[Signature Page to Registration Rights Agreement Joinder]